UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A
(Amendment No. 1)
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2026
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UPWORK INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware		001-38678	46-4337682
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

530 Lytton Avenue, Suite 301
Palo Alto,	California		94301
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s Telephone Number, Including Area Code: (650) 316-7500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	UPWK	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On May 7, 2026, Upwork Inc., or the Company, announced a restructuring plan, or the Restructuring Plan, intended to build a more efficient operating model and position the Company for profitable growth as the nature of work evolves. The Company announced that it expected the Restructuring Plan to reduce the total workforce by approximately 24% and the execution of the Restructuring Plan to be substantially complete in the fourth quarter of 2026.

On November 10, 2026, the Board of Directors of the Company approved an expansion of the Restructuring Plan. The Company has identified additional cost-saving opportunities, and the Restructuring Plan, as expanded, now includes an additional reduction in force that, when aggregated with a separate, independent reduction in force initiated by a subsidiary of the Company, results in an expected reduction of the total workforce by approximately 37%, inclusive of the approximately 24% previously disclosed. The Company now expects execution of the Restructuring Plan to be substantially complete in the first quarter of 2027.

In connection with these actions, the Company estimates that it will incur approximately $27 million to $37 million in total pre-tax restructuring charges under generally accepted accounting principles in the United States, inclusive of the approximately $16 million to $23 million previously disclosed, consisting primarily of severance and other one-time termination costs for the impacted workforces. The Company recognized $18.1 million of these charges through September 30, 2026. The Company expects most of the remaining charges to be cash expenditures and to be recognized over the next three quarters, with the majority of these charges being recognized in the fourth quarter of 2026.

The estimates of the expenses that the Company expects to incur in connection with these actions, and the timing thereof, are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual amounts may differ materially from estimates. In addition, the Company may incur other charges not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of these actions.

Forward-Looking Statements

This Current Report on Form 8-K/A contains forward-looking statements within the meaning of the federal securities laws. All statements contained in this Current Report on Form 8-K/A other than statements of historical fact are forward-looking statements, including statements regarding the anticipated impact of the Restructuring Plan, the number of positions affected by the Restructuring Plan, the estimated restructuring expenses associated with the Restructuring Plan, and the time frame for completion of and recognition of charges associated with the Restructuring Plan.

The Company has based these forward-looking statements largely on its current expectations and projections as of the date hereof about future events and trends that the Company believes may affect its financial condition, results of operations, business strategy, short- and long-term business operations and objectives, and financial needs. As such, they are subject to inherent uncertainties, known and unknown risks, and changes in circumstances that are difficult to predict and in many cases outside the Company’s control, including possible changes in the size and timing of the related expenses, and you should not place undue reliance on such forward-looking statements. Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks emerge from time to time. The Company makes no representation that the plans, intentions, expectations, or results disclosed in these forward-looking statements will be achieved or that future events and circumstances will occur, and actual results or events may differ materially and adversely from the Company’s expectations. The forward-looking statements are made as of the date hereof, and the Company does not undertake, and expressly disclaims, any obligation to update or revise any forward-looking statements, conform these statements to actual results, or make changes in its expectations, except as required by law. Additional information regarding the risks and uncertainties that could cause actual results to differ materially from the Company’s expectations is included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, or the SEC, on February 13, 2026, in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, filed with the SEC on November 2, 2026, and in the Company’s other SEC filings, which are available on the Company’s Investor Relations website at investors.upwork.com and on the SEC’s website at www.sec.gov.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UPWORK INC.

Date: November 12, 2026	By:	/s/ Erica Gessert
Erica Gessert Chief Financial Officer